Exhibit 99
[LOGO]	News Release
FOR IMMEDIATE RELEASE	First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
CONTACT:	Barbara E. Briick (630) 875-7459 www.firstmidwest.com
TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RELEASE DATE AND CONFERENCE CALL FOR WEDNESDAY, JANUARY 22, 2003

ITASCA, IL. December 19, 2002 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that it expects to report its fourth quarter 2002 results on Wednesday, January 22, 2002 prior to the market opening. A news release and supporting financial information will be available at that time on the Company's website at www.firstmidwest.com.

Conference Call/Webcast Information

First Midwest's senior management will host an earnings conference call the same date at 11:00 a.m. EST. Investors, news media and others may access the call via a live Internet webcast at www.firstmidwest.com or by listen-only dial-in telephone at (800) 360-9865 to listen to Management's discussion.

A telephone replay will be available one hour after completion of the call at (800) 428-6051; passcode ID 27268. A replay of the webcast will be archived within the Investor Relations section of the First Midwest website www.firstmidwest.com. Both replays will be available for 7 days through January 29, 2003.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management and related financial services to a broad array of customers through some 70 offices located in more than 40 communities primarily in northern Illinois.

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